Exhibit 99.1

Waitr Holdings Inc., Soon to be Known as ASAP, Reports Second Quarter 2022 Results
LAFAYETTE, LA, August 8, 2022 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), soon to be known as ASAP, an on-demand online ordering technology platform for restaurants and stadiums, today reported financial results for the second quarter of 2022.
Second Quarter 2022 Highlights
•Revenue for the second quarter of 2022 was $31.2 million, compared to $49.2 million for the second quarter of 2021, due in part to macroeconomic factors in our markets affecting order flow. For the six months ended June 30, 2022, revenue was $66.2 million, compared to $100.1 million for the six months ended June 30, 2021. In addition to macroeconomic factors affecting order volumes, the lack of stimulus payments in the first quarter of 2022, unlike those distributed late in the first quarter of 2021, also contributed to the decline in revenue for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
•Net loss for the second quarter of 2022 was $11.7 million, or $0.07 per share, compared to a net loss of $5.6 million in the second quarter of 2021, or $0.05 per share.
•Adjusted EBITDA1 for the second quarter of 2022 was a loss of $3.6 million, compared to Adjusted EBITDA of $2.5 million for the second quarter of 2021. Approximately $1.0 million of the loss for the second quarter of 2022 is from an increase to the IBNR2 insurance reserve.
•As of June 30, 2022, cash on hand was $28.2 million.

During the second quarter of 2022, macroeconomic factors, including inflation and higher gas prices along with competition, continued to impact our markets and order volumes. We focused our efforts on executing certain initiatives to transition the business to a ‘deliver anything ASAP’ model, including our collaboration with 7-Eleven in June 2022. The addition of 7-Eleven locations to our platform created a new level of convenience for our customers. In July 2022, we entered into agreements to begin delivering products from retailers in various industries such as apparel, luxury goods, sporting goods, alcohol, auto parts, electrical products and more, with a vision to deliver ‘anything’ to consumers, same day, from any type of business. In addition to providing our customers with access to a broader range of products, this expansion of services allows the Company to provide more earning opportunities to its independent contractor driver base.
July 2022 marked the start of our official transition to rebrand and change the Company name to ASAP. In addition to expanding the variety of products we deliver, we entered into a multi-year sponsorship agreement, partnering with the New York Giants, the New York Jets and MetLife Stadium, to serve as the exclusive mobile ordering platform at MetLife Stadium. Fans will be able to use the ASAP platform to place mobile orders at all Jets and Giants home games with our platform integrated into each team’s app for a seamless mobile ordering experience from concession stands throughout MetLife Stadium. For other events, ASAP’s mobile ordering will be done directly through our proprietary ASAP stadium ordering application. Our stadium ordering technology is currently active at the University of Alabama, Louisiana State University and the New Orleans Saints Superdome, and we expect to add new venues across the nation over time.
In connection with our rebranding as ASAP, we are shifting to a single platform and application which, once completed, should provide cost and resource savings. Moreover, the shift to one platform should allow the Company to spend more time on various feature-enhancements and the streamlining of service levels. We continue to use our instant pay technology that we built for our independent contractor drivers, and intend to commercialize and rollout the technology to restaurant partners and potentially to other verticals. Additionally, we are pleased with our progress in facilitating merchants’ access to third-party payment providers and expect to continue to see growth of that revenue stream.
1Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.

2IBNR refers to incurred but not reported insurance claims based on a third-party party analysis.

During the second quarter of 2022, we negotiated the pay-down of approximately $21 million of debt and the extension of our long-term debt maturity by six months to May 15, 2024. In addition, in July 2022, we entered into an agreement with the lenders under our Credit Agreement, pursuant to which the lenders converted approximately $6.8 million of notes into common stock. As a result, the lenders currently beneficially own approximately 16.3% of the Company’s common stock (excluding beneficial ownership in common stock underlying warrants), reinforcing their commitment to the Company’s management team and strategy. Outstanding long-term debt as of August 8, 2022 totaled approximately $57.0 million, compared to $84.5 million at December 31, 2021.
“I am proud of our team and the foundation we are building for the long term success of the Company,” said Carl Grimstad, CEO and Chairman of the Board. “With the most recent conversion, debt has decreased by over $70 million, which is approximately 56% since January 1, 2020. Our broader view towards our business strategy should allow the Company to better withstand marketplace swings in our industry in the future. Our focus is to be able to deliver a diverse set of products from any vendor. This, along with our best-in-class proprietary stadium technology, should help us strategically expand our operations. There is still work to be done in enhancing all systems, implementing the rebrand of the Company and migrating to a single application, but our team is making great strides,” said Mr. Grimstad.
Second Quarter 2022 Key Business Metrics
•Average Daily Orders were 18,070 for the second quarter of 2022 and 20,475 for the six months ended June 30, 2022.
•Active Diners as of August 8, 2022 were approximately 1.3 million.
Second Quarter 2022 Earnings Conference Call
The Company will host a conference call to discuss second quarter 2022 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (888) 221-3881, or for international callers (323) 794-2590. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 9933627. The replay will be available until August 15, 2022.
About Waitr Holdings Inc.
Founded in 2013, Waitr, soon to be known as ASAP, is an on-demand ordering technology platform using the ‘deliver anything ASAP’ model making it easy to order food, alcohol, convenience, groceries, flowers, auto parts and more at your fingertips and get them delivered ASAP. Waitr’s proprietary in-stadium delivery technology now provides an enhanced fan experience at sports and entertainment venues, allowing fans to place orders from their favorite in-stadium concession stands, directly from their seats through the ASAP platform. Additionally, Waitr facilitates access to third parties that provide payment processing solutions for restaurants and other merchants. We provide a convenient way to discover, order and receive a wide variety of on-demand products – ASAP. As of June 30, 2022, we operate in approximately 1,000 cities throughout the United States.
Cautionary Note Concerning Forward-Looking Statements
This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives, debt pay-down and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “goal,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022, which will be filed with the SEC on August 8, 2022, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:
Investors
WaitrIR@icrinc.com
Media
WaitrPR@icrinc.com

WAITR HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE	$31,171	$49,167	$66,211	$100,097
COSTS AND EXPENSES:
Operations and support	15,983	31,273	36,262	61,611
Sales and marketing	6,973	4,500	13,226	8,516
Research and development	1,242	854	2,553	1,853
General and administrative	12,213	12,505	23,758	22,691
Depreciation and amortization	3,000	2,965	6,065	5,882
Goodwill impairment	—	—	67,190	—
(Gain) loss on disposal of assets	(71)	162	(88)	159
TOTAL COSTS AND EXPENSES	39,340	52,259	148,966	100,712
LOSS FROM OPERATIONS	(8,169)	(3,092)	(82,755)	(615)
OTHER EXPENSES AND LOSSES, NET
Interest expense	1,461	1,681	3,165	3,582
Other expense	2,024	835	2,934	5,099
NET LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,654)	(5,608)	(88,854)	(9,296)
Income tax expense	17	33	33	57
NET LOSS FROM CONTINUING OPERATIONS	$(11,671)	$(5,641)	$(88,887)	$(9,353)
LOSS PER SHARE:
Basic	$(0.07)	$(0.05)	$(0.57)	$(0.08)
Diluted	$(0.07)	$(0.05)	$(0.57)	$(0.08)
Weighted average shares used to compute net loss per share:
Weighted average common shares outstanding – basic	160,531,778	115,644,790	157,099,938	113,998,589
Weighted average common shares outstanding – diluted	160,531,778	115,644,790	157,099,938	113,998,589

WAITR HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$28,203	$60,111
Accounts receivable, net	3,319	3,027
Capitalized contract costs, current	1,377	1,170
Prepaid expenses and other current assets	5,126	8,706
TOTAL CURRENT ASSETS	38,025	73,014
Property and equipment, net	2,599	3,763
Capitalized contract costs, noncurrent	3,395	3,183
Goodwill	63,434	130,624
Intangible assets, net	42,506	43,126
Operating lease right-of-use assets	3,620	4,327
Other noncurrent assets	929	1,070
TOTAL ASSETS	$154,508	$259,107
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$5,422	$7,018
Restaurant food liability	2,219	3,327
Accrued payroll	2,330	2,988
Short-term loans for insurance financing	2,351	3,142
Income tax payable	107	74
Operating lease liabilities	1,315	1,581
Other current liabilities	18,768	19,309
TOTAL CURRENT LIABILITIES	32,512	37,439
Long term debt - related party	61,805	81,977
Accrued medical contingency	—	53
Operating lease liabilities, net of current portion	2,537	3,034
Other noncurrent liabilities	36	2,115
TOTAL LIABILITIES	96,890	124,618
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	16	15
Additional paid in capital	515,624	503,609
Accumulated deficit	(458,022)	(369,135)
TOTAL STOCKHOLDERS’ EQUITY	57,618	134,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$154,508	$259,107

WAITR HOLDINGS INC.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(88,887)	$(9,353)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash interest expense	577	1,485
Induced conversion expense related to Notes	930	—
Stock-based compensation	3,250	4,465
(Gain) loss on disposal of assets	(88)	159
Depreciation and amortization	6,065	5,882
Goodwill impairment	67,190	—
Amortization of capitalized contract costs	629	423
Change in fair value of contingent consideration liability	104	—
Other	(58)	(84)
Changes in assets and liabilities:
Accounts receivable	(292)	(614)
Capitalized contract costs	(1,048)	(1,389)
Prepaid expenses and other current assets	3,580	(1,008)
Other noncurrent assets	161	(386)
Accounts payable	(1,596)	1,623
Restaurant food liability	(1,108)	(86)
Income tax payable	33	57
Accrued payroll	(658)	(1,368)
Accrued medical contingency	(53)	(258)
Other current liabilities	(2,224)	6,452
Other noncurrent liabilities	(336)	(64)
Net cash (used in) provided by operating activities	(13,829)	5,936
Cash flows from investing activities:
Purchases of property and equipment	(81)	(589)
Internally developed software	(4,318)	(4,137)
Purchase of domain names	(12)	—
Acquisitions, net of cash acquired	—	(12,706)
Proceeds from sale of property and equipment	32	13
Net cash used in investing activities	(4,379)	(17,419)
Cash flows from financing activities:
Proceeds from issuance of stock	7,120	—
Payments on long-term loan	(20,000)	(14,472)
Borrowings under short-term loans for insurance financing	2,811	5,209
Payments on short-term loans for insurance financing	(3,602)	(2,471)
Payments on acquisition loans	—	(132)
Payments on finance lease obligation	(2)	—
Proceeds from exercise of stock options	—	8
Taxes paid related to net settlement on stock-based compensation	(27)	(817)
Net cash used in financing activities	(13,700)	(12,675)
Net change in cash	(31,908)	(24,158)
Cash, beginning of period	60,111	84,706
Cash, end of period	$28,203	$60,548
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,588	$2,097
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$1,673	$—
Stock issued as consideration in acquisition	—	10,545
Noncash impact of operating lease assets upon adoption	—	5,600
Noncash impact of operating lease liabilities upon adoption	—	6,005

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE
ADJUSTED EBITDA
(In thousands)
(Unaudited)
Adjusted EBITDA is not required by, nor presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization expense, goodwill impairment, stock-based compensation expense, (gain) loss on disposal of assets, induced conversion expense related to Notes, change in fair value of contingent consideration liability, acquisition transaction related expenditures and other non-recurring adjustments and accrued legal contingency and reserve. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of goodwill impairment and stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss or other performance measures derived in accordance with GAAP. A reconciliation of net loss to Adjusted EBITDA is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
NET LOSS	$(11,671)	$(5,641)	$(88,887)	$(9,353)
Interest expense	1,461	1,681	3,165	3,582
Income taxes	17	33	33	57
Depreciation and amortization expense	3,000	2,965	6,065	5,882
Goodwill impairment	—	—	67,190	—
Stock-based compensation expense	1,579	2,387	3,250	4,465
(Gain) loss on disposal of assets	(71)	162	(88)	159
Induced conversion expense related to Notes	930	—	930	—
Change in fair value of contingent consideration liability	23	—	104	—
Transaction related expenditures and other non-recurring adjustments	1,121	236	2,036	1,304
Accrued legal contingency and reserve	—	700	800	4,700
ADJUSTED EBITDA	$(3,611)	$2,523	$(5,402)	$10,796

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED NET LOSS AND
ADJUSTED LOSS PER DILUTED SHARE
(In thousands, except share and per share data)
(Unaudited)

Adjusted net loss and adjusted loss per diluted share are not required by, nor presented in accordance with, GAAP. We define adjusted loss per diluted share as adjusted net loss divided by our weighted average common shares outstanding - diluted. Adjusted net loss is calculated as net loss plus goodwill impairment, induced conversion expense related to Notes, change in fair value of contingent consideration liability, acquisition transaction related expenditures and other non-recurring adjustments and accrued legal contingency and reserve. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Goodwill impairment, induced conversion expense related to Notes, change in fair value of contingent consideration liability, acquisition transaction related expenses and accrued legal contingency and reserve are considered non-recurring items. Adjusted net loss and adjusted loss per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net loss or loss per share or other performance measures derived in accordance with GAAP. A reconciliation of net loss to adjusted net loss, along with adjusted loss per diluted share, is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(11,671)	$(5,641)	$(88,887)	$(9,353)
Goodwill impairment	—	—	67,190	—
Induced conversion expense related to Notes	930	—	930	—
Change in fair value of contingent consideration liability	23	—	104	—
Transaction related expenditures and other non-recurring adjustments	1,121	236	2,036	1,304
Accrued legal contingency and reserve	—	700	800	4,700
Adjusted net loss	$(9,597)	$(4,705)	$(17,827)	$(3,349)
Weighted average common shares outstanding - diluted	160,531,778	115,644,790	157,099,938	113,998,589
Adjusted loss per diluted share	$(0.06)	$(0.04)	$(0.11)	$(0.03)